EX-99.906CERT

                                 CERTIFICATIONS

Leo F. Wells III, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Wells Family of Real Estate Funds (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2007 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                      CHIEF FINANCIAL OFFICER

Wells Family of Real Estate Funds            Wells Family of Real Estate Funds


/s/ Leo F. Wells III                         /s/ Mark J. Seger
-------------------------------------        -----------------------------------
Leo F. Wells III, President                  Mark J. Seger, Treasurer

Date:  August 17, 2007                       Date:  August 20, 2007



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wells Family of Real Estate Funds and will be retained by Wells Family of Real Estate Funds and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.